STOCK OPTION AGREEMENT


     STOCK OPTION AGREEMENT, dated April 16, 1999 (the "Option Agreement"), between Justin Industries, Inc., a Texas corporation (the "Company"), and Judy
B. Hunter (the "Optionee").

     WHEREAS, the Company and the Optionee have entered into an Agreement, dated April 16, 1999 (the "Agreement"); and

     WHEREAS, such Agreement provides for the Company to grant a stock option to the Optionee.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereto agree as follows:

     1. Grant of Option. The Company hereby grants to the Optionee, subject to the terms and conditions set forth hereinafter, in the Company's 1999 Performance Incentive Plan (the "Plan") and in the Agreement, an option (the "Option") to purchase from the Company 6,000 shares (the "Option Shares") of Common Stock, par value $2.50 per share, of the Company at a purchase price of $13.0625 per share.

     2. Term of Option. The Option shall expire, and all rights granted hereunder to purchase the Option Shares shall terminate, 5 years from the date of this Option Agreement.

     3. Vesting of Option. The Option shall become fully exercisable on the second anniversary of the date hereof; provided, however, that in the event of a Change in Control (as defined in the Agreement), the Option shall become fully vested and immediately exercisable.

     4. Exercise of Option. The Option shall be exercised, subject to the conditions set forth in Section 5 hereof, by the Optionee's delivering written notice of the exercise of the Option or any portion thereof to the Company's Treasurer (or any other officer of the Company who is designated by the Company to accept such notices on its behalf), specifying the number of shares for which it is exercised. The Option price shall be paid in full at the time of exercise either (i) in cash by United States currency or check, (ii) with the consent of the Company, by tendering to the Company Mature shares of Common Stock of the Company held by the Optionee having a fair market value equal to the Option price, or (iii) any combination of (i) and (ii), above; at the election of the Optionee, any tax due on the gain realized upon exercise of an Option may likewise be paid, with the consent of the Company, as aforesaid, and in addition, with the consent of the Company, through withholding by the Company of Option shares being exercised and having a fair market value equal to the Option price for an amount that is no more than the minimum required tax withholding. Mature shares are defined as shares owned by the Optionee for at least six months prior to the date tendered for use as payment for option shares or minimum taxes owed. Upon exercise of the Option or any portion thereof, the Company will, as promptly as practicable, issue and deliver at the Company's corporate office a stock certificate or certificates representing the Option Shares so purchased. If the Company shall determine that it is required to withhold any federal, state or local taxes as a result of the Optionee's exercise of the Option, the Company shall give notice thereof to the Optionee and the Company shall not be obligated to issue any Option Shares until the Optionee shall have paid to the Company by certified or cashier's check or paid through withholding of Option Shares, as described above, the amount of such withholding taxes.

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     5.   Certain Conditions to Exercise of the Option.  The Option Shares
delivered pursuant to the exercise of the Option may be subject to certain restrictions as provided in the Plan.

     6. Non-Assignability of Option. This Option shall not be transferable or assignable by the Optionee otherwise than as permitted by the Plan.

     7. Changes to Capital Structure. In the event of any stock dividend, stock split, combination of shares, merger, consolidation, recapitalization, reclassification or other similar capital or corporate structure change, the number of Option Shares unpurchased and remaining subject to this Option and the purchase price of such Option Shares shall be appropriately adjusted to reflect such change.

     8. Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or certified, registered or express mail or overnight courier service (postage and other charges prepaid), addressed:

     If to the Optionee to:

          Judy B. Hunter

     If to the Company to:

          Justin Industries, Inc.
          2821 West Seventh Street
          Fort Worth, Texas  76107
          Attention: Secretary


or to such other address as the person to whom notice is to be given may have previously furnished to the other in writing in the manner set forth above, and such notice or communication shall be deemed given when received if personally delivered or sent by facsimile transmission, or three days after being placed in the U.S. mail if sent by registered or certified mail, or one day after being sent by express mail or overnight courier.

     9. Miscellaneous. The Optionee shall have no rights as a shareholder of the Company or any claim to dividends with respect to any Option Shares until such Option Shares are issued to the Optionee by the Company. Nothing contained in this Option shall confer upon the Optionee any rights with respect to the Company except as specifically set forth herein.

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     10.  Incorporation of Agreement Provisions.  This Option Agreement is made pursuant to the Plan and is subject to all of the terms and provisions of the Plan as if the same were fully set forth herein. Capitalized terms not otherwise defined herein shall have the same meanings set forth for such terms in the Plan.

     11. Governing Law. This Option Agreement shall be governed by and construed in accordance with the law of the State of Texas.

     12. Counterparts. This Option Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, this Option Agreement has been executed by the Company and the Optionee as of the date first above written.

                                   OPTIONEE:


                                   /S/JUDY B. HUNTER
                                   -----------------------------
                                   Judy B. Hunter



                                   JUSTIN INDUSTRIES, INC.


                                   By:  /S/RICHARD J. SAVITZ
                                      --------------------------
                                   Name:  Richard J. Savitz
                                   Title: Senior Vice President

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